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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7350, 33-8418, 33-35561, 33-36092, 33-40275,
33-56417, 33-56411 and 33-56413) of Dreyer's Grand Ice Cream, Inc. of our report dated February 8, 1996 appearing on page 14 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 31 of this Form 10-K.





PRICE WATERHOUSE LLP
San Francisco, California
March 28, 1996